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CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

The Real Brokerage Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares, no par value, underlying outstanding options, previously issued under the Omnibus Incentive Plan	Rule 457(h)	559,545	$2.12 (2)	$1,186,235.40	0.00011020	$130.72
Equity	Common Shares, no par value, underlying outstanding restricted share units, previously issued under the Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	6,300,243	$1.28 (3)	$8,064,311.04	0.00011020	$888.69
Equity	Common Shares, no par value, issuable upon the exercise of options under the Amended and Restated Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	22,784,038	$1.28 (4)	$29,163,568.64	0.00011020	$3,213.83

Equity	Common Shares, no par value, issuable upon the vesting of restricted share units under the Amended and Restated Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	58,678,169	$1.28 (5)	$75,108,056.32	0.00011020	$8,276.91
Equity	Common Shares, no par value, underlying outstanding options, previously issued under the Amended and Restated Omnibus Incentive Plan	Rule 457(h)	4,210,000	$1.54 (6)	$6,483,400	0.00011020	$714.47
Equity	Common Shares, no par value, underlying outstanding restricted share units, previously issued under the Amended and Restated Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	11,321,831	$1.28 (7)	$14,491,943.68	0.00011020	$1,597.01
Total Offering Amounts					$134,497,515.08		$14,821.63
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due							$14,821.63

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement shall also cover an indeterminate number of additional shares of common stock, no par value per share (the "Shares"), that become issuable under the Omnibus Incentive Plan (the "Omnibus Incentive Plan") and under the Amended and Restated Omnibus Incentive Plan (the "Amended and Restated Omnibus Incentive Plan," and together with the Omnibus Incentive Plan, the "Plans") by reason of any stock splits, stock dividends, reorganizations, mergers, consolidations, recapitalizations or other similar transactions.

(2) Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the Shares, underlying outstanding Options, previously issued under the Omnibus Incentive Plan is based on the weighted average exercise price of $2.12.

(3) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the Shares, underlying outstanding Restricted Share Units, previously issued under the Omnibus Incentive Plan, is calculated as the product of 6,300,243 Shares underlying outstanding Restricted Share Units multiplied by the average of the high and low prices for the Shares as reported on the Nasdaq on February 23, 2023 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $1.28.

(4) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to Shares, underlying outstanding Options, issuable under the Amended and Restated Omnibus Incentive Plan, is calculated as the product of 22,784,038 Shares issuable or reserved under the Amended and Restated Omnibus Incentive Plan multiplied by the average of the high and low prices for the Shares as reported on the Nasdaq on February 23, 2023 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $1.28.

(5) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to Shares, underlying outstanding Restricted Share Units, issuable under the Amended and Restated Omnibus Incentive Plan, is calculated as the product of 58,678,169 Shares issuable or reserved under the Amended and Restated Omnibus Incentive Plan multiplied by the average of the high and low prices for the Shares as reported on the Nasdaq on February 23, 2023 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $1.28.

(6) Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the Shares, underlying outstanding Options, previously issued under the Amended and Restated Omnibus Incentive Plan is based on the weighted average exercise price of $1.54 per share, as converted from Canadian dollars to United States dollars based on the foreign exchange rate of 1 Canadian dollar being equivalent to 0.7381 United States dollar as published by the Bank of Canada on February 23, 2023.

(7) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the Shares, underlying outstanding Restricted Share Units, previously issued under the Amended and Restated Omnibus Incentive Plan, is calculated as the product of 11,321,831 Shares underlying outstanding Restricted Share Units multiplied by the average of the high and low prices for the Shares as reported on the Nasdaq on February 23, 2023 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $1.28.